Exhibit 23


            Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-33929) of General Signal Corporation and in the related Prospectus of our report dated February 3, 1995, with respect to the consolidated financial statements of Best Power Technology, Incorporated as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 included in this Form 8-K dated June 26, 1995.



Milwaukee, Wisconsin                         Ernst & Young LLP